Exhibit 99.1

AudioEye Reports Record First Quarter 2021 Results

Gross Margins Expand to Over 76% as Customer Count Grows 500% in Past Year

Twenty-First Consecutive Period of Record Revenue

TUCSON, Ariz. — May 13, 2021 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, reported financial results for the first quarter ended March 31, 2021.

AudioEye Interim CEO David Moradi said, “We continued to expand our margins to over 76% in the first quarter from 69% in the prior year period, underscoring our ability to create leverage in our operations. We believe existing and expected new partners along with continued momentum through our digital marketplace will enable us to generate revenue for the year of $30M - $32M and to turn cash flow positive.

“We feel confident that we will rapidly grow both MRR and customer count at an accelerating pace this year. We not only have superior technology, an extraordinary team, a very strong pipeline of partners and agencies, but at quarter end we also had $25.8M in cash which puts us in the strongest position we have ever been in to scale our business.”

First Quarter 2021 Financial Results

●	Total revenue increased 36% to a record $5.8M from $4.3M in the same prior year period.
●	Monthly Recurring Revenue (MRR) as of March 31, 2021 increased 36% to $1.9M from $1.4M as of March 31, 2020.
●	Gross profit increased to a record $4.4M (76.6% of total revenue) from $2.9M (69% of total revenue) in the same prior year period. The increase in gross profit was primarily due to scale and increased platform and product investment resulting in efficiencies as the Company continues to improve and expand the level of automation in its product offerings.
●	Total operating expenses increased 57% to $7.2M from $4.6M in the same prior year period. The increase in operating expenses was due to across the board increases in sales and marketing, research and development and general and administrative expenses. The increase in G&A was driven by an increase in equity-based compensation costs, which were $1.8M and $0.3M in the first quarter of 2021 and 2020, respectively.
●	Net loss available to common stockholders was $2.8M, or $(0.27) per share, compared to $1.7M, or $(0.19) per share, in the same prior year period. The greater net loss was primarily due to the increase in operating expenses discussed above and the Company’s continued investments to support scalable and profitable long-term growth.
●	Non-GAAP net loss in Q1 of 2021 improved to $963K, or $(0.09) per share, compared to the same prior year period of $1.4M, or $(0.16) per share. The non-GAAP net loss and EPS performance reflects adjustments primarily for stock-based compensation expense, interest expense, which mainly includes expense for debt issuance, loss on impairment of long-lived assets and loss on disposal of property and equipment.
●	At quarter-end, the Company had $25.8M in cash, compared to $9.1M on December 31, 2020.

Other Updates

●	Continued to grow client roster to approximately 68,000 customers as of March 31, 2021, representing an increase of approximately 500% over March 31, 2020.
●	Strengthened the Company’s leadership by adding Chris Hundley as CTO.
●	Generated free cash flow for the first time in the Company’s history driven by strong working capital management.
●	On May 10, 2021, the Board of Directors of the Company approved the redemption of all of the outstanding shares of its Series A Convertible Preferred Stock at a redemption price of $15.5356 per share to be effective on May 25, 2021. Immediately after giving effect to the redemption, no shares of the Series A Convertible Preferred Stock will remain outstanding.

Financial Outlook

The Company is reiterating its full-year revenue guidance range of $30M to $32M. Subject to ongoing economic conditions, management expects operations to turn cash flow positive late in 2021.

Conference Call Information

AudioEye management will hold a conference call today, May 13, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the call, followed by a question-and-answer period.

Date: Thursday, May 13, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in number: 1-855-327-6837
International number: 1-631-891-4304

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through May 20, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10014505

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering trusted ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital access, helping creators get accessible and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Samsung, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers human-in-the-loop machine learning accessibility remediations without fundamental changes to website architecture, as well as source code audits, browser-based tools, and continuous accessibility monitoring. Join our movement at www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue range guidance, and our expectation that we will turn cash flow positive in 2021. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform and sales channels; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 and in subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider monthly recurring revenue (“MRR”) as a key operating metric and a key indicator of our overall business. We also use MRR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We define MRR as the sum of (i) for our enterprise sales channel, the total of the average monthly recurring fee amount under each active paid contract at the date of determination, plus (ii) for our partner and marketplace channel, the recognized recurring monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future MRR. MRR excludes revenue from our PDF remediation services and Mobile App report business.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction-related expenses and other costs that are expected to be non-recurring, such as severance related to strategic shift. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the information presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), less non-cash valuation adjustments to liabilities, plus interest expense, plus stock-based compensation expense, plus loss on impairment of long-lived assets and plus loss on disposal of property and equipment; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, plus interest expense and plus stock-based compensation expense, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, including loss on impairments and disposals, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. Reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included elsewhere in this press release.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended
	March 31,
(in thousands, except per share data)	2021	2020
Revenue	$5,788	$4,261

Cost of revenue	1,353	1,320

Gross profit	4,435	2,941

Operating expenses:
Selling and marketing	2,754	1,818
Research and development	1,032	333
General and administrative	3,410	2,432
Total operating expenses	7,196	4,583

Operating loss	(2,761)	(1,642)

Other income (expense):
Change in fair value of warrant liability	-	28
Interest expense	(4)	(50)
Total other income (expense)	(4)	(22)

Net loss	(2,765)	(1,664)

Dividends on Series A Convertible Preferred Stock	(11)	(13)

Net loss available to common stockholders	$(2,776)	$(1,677)

Net loss per common share-basic and diluted	$(0.27)	$(0.19)

Weighted average common shares outstanding-basic and diluted	10,457	8,877

AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(in thousands, except per share data)	2021	2020
ASSETS
Current assets:
Cash	$25,836	$9,095
Accounts receivable, net of allowance for doubtful accounts of $79	3,923	5,096
Deferred costs, short term	161	152
Prepaid expenses and other current assets	500	288
Total current assets	30,420	14,631

Property and equipment, net of accumulated depreciation of $216 and $209, respectively	66	91
Right of use assets	563	617
Deferred costs, long term	82	77
Intangible assets, net of accumulated amortization of $4,593 and $4,328, respectively	2,158	2,137
Goodwill	701	701
Total assets	$33,990	$18,254

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,809	$2,190
Finance lease liabilities	40	49
Operating lease liabilities	234	229
Deferred revenue	6,196	6,328
Term loan, short term	438	219
Total current liabilities	9,717	9,015

Long term liabilities:
Finance lease liabilities	10	12
Operating lease liabilities	366	427
Deferred revenue	74	83
Term loan, long term	864	1,083
Total liabilities	11,031	10,620

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Series A Convertible Preferred Stock, $0.00001 par value, 200 shares designated, 90 shares issued and outstanding	1	1
Common stock, $0.00001 par value, 50,000 shares authorized, 10,823 and 10,130 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	82,806	64,716
Accumulated deficit	(59,849)	(57,084)
Total stockholders' equity	22,959	7,634
Total liabilities and stockholders' equity	$33,990	$18,254

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES (unaudited)

	Three months ended
	March 31,
(in thousands, except per share data)	2021	2020
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(2,765)	$(1,664)
Non-cash valuation adjustments to liabilities	-	(28)
Interest expense	4	50
Stock-based compensation expense	1,781	256
Loss on impairment of long-lived assets	10	-
Loss on disposal of property and equipment	7	-
Non-GAAP loss	$(963)	$(1,386)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.27)	$(0.19)
Non-cash valuation adjustments to liabilities	-	-
Interest expense	-	0.01
Stock-based compensation expense	0.18	0.02
Loss on impairment of long-lived assets	-	-
Loss on disposal of property and equipment	-	-
Non-GAAP loss per diluted share (1)	$(0.09)	$(0.16)
Diluted weighted average shares (2)	10,457	8,887

(1)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.
(2)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.